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                                                                   Exhibit 10.11


                                 EMPLOYMENT AGREEMENT
                                 --------------------


    THIS AGREEMENT ("Agreement"), dated as of __________ ____, 1997, between TOYMAX INTERNATIONAL, INC., a Delaware corporation (the "Company"), and STEVEN
A. LEBENSFELD (the "Executive")

                                 W I T N E S S E T H
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    WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

    1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein.

    2. TERM. Subject to the provisions of Section 10 hereof, the period of the Executive's employment under this Agreement shall be from October 1, 1997 through September 30, 2000, as may be extended as hereinafter provided (the "Term"). As of October 1, 1998 and each subsequent October 1, (October 1, 1998 and each subsequent October 1 hereinafter called a "Renewal Date"), the Term shall be automatically extended by one additional year (i.e. to include a period of 36 months commencing on each Renewal Date) unless, at least 180 days prior to any such Renewal Date, the Company shall deliver to the Executive or the Executive shall deliver to the Company written notice that the Term will not be further extended.

    3.   POSITION AND DUTIES.

         (a) During the Term, the Executive shall serve as the President of the Company and shall have such duties consistent with such office as from time to time may be prescribed by the Board of Directors of the Company (the "Board").

         (b) During the Term, the Executive shall perform and discharge the duties that may be assigned to him by the Board from time to time in accordance with this Agreement, and the Executive shall devote his best talents, efforts and abilities to the performance of his duties hereunder.

         (c) During the Term, the Executive shall perform such duties on a full-time basis and the Executive shall have no other employment and no other outside

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business activities whatsoever; PROVIDED, HOWEVER, that the Executive shall not be precluded from making passive investments which do not require the devotion of any significant time or effort.

    4.   COMPENSATION.

         (a) For the Executive's services hereunder, the Company shall pay the Executive a minimum annual salary (as the same shall be increased from time to time, the "Base Salary") of $315,000, payable in accordance with the customary payroll practices of the Company.

         (b) The Base Salary shall be increased by 10% (or such greater percentage as the Board may determine) on each January 1 during the Term.

    5.   BONUSES.

         (a) EXECUTIVE BONUS PLAN. During the Term, the Executive shall be eligible to participate in the Company's Executive Bonus Plan (the "Bonus Plan"), in accordance with the terms and conditions of such Plan, as they may exist from time to time. Nothing herein shall preclude the Company from amending the Bonus Plan from time to time or terminating the Bonus Plan, in whole or in part, at any time.

         (b) STOCK APPRECIATION BONUS. As soon as practicable following each Renewal Date during the Term, the Executive shall be paid an additional bonus (the "Stock Appreciation Bonus") as follows:

              (i) with respect to the Renewal Date occurring on October 1, 1998, an amount equal to 1% of the excess, if any, of (A) the aggregate fair market value of the common stock of the Company (the "Common Stock") outstanding on October 1, 1998, over (B) the aggregate fair market value of the Common Stock outstanding on the first day of the Term; and

              (ii) with respect to each Renewal Date thereafter, an amount equal to 1% of the excess, if any, of (A) the aggregate fair market value of the Common Stock outstanding on such Renewal Date, over (B) the aggregate fair market value of the Common Stock outstanding on the immediately preceding Renewal Date.

              (iii) for purposes of this Section 5(b), the term "fair market value" of a share of Common Stock as of any date shall mean the closing price of a share of the Common Stock on the principal securities exchange (including but not limited to the Nasdaq Stock Market or the Nasdaq National Market) on which such shares are traded on the day immediately preceding the date as of which fair market value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on


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such immediately preceding day, or if the shares are not traded on a securities exchange, fair market value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which fair market value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, fair market value of a share of Common Stock shall be determined in good faith by the Board of Directors of the Company.

    6. OTHER BENEFITS. During the Term, the Company shall provide the Executive with the following benefits:

         (a) STOCK OPTION PLAN. The Executive shall be eligible to participate in the Company's Stock Option Plan in accordance with the terms and conditions thereof.

         (b) MEDICAL AND HEALTH INSURANCE BENEFITS. The Company shall, at its own expense, provide the Executive and his eligible dependents with the medical, health and dental insurance coverage generally provided by the Company to its other executive employees.

         (c) LIFE INSURANCE. The Company will reimburse the Executive for such premium expense, not in excess of standard insurance rates, that the Executive may incur in maintaining term life insurance on the Executive's life with a face value of up to $2,000,000.

         (d) DISABILITY AND ACCIDENT INSURANCE BENEFITS. The Company shall provide the Executive with long term disability insurance (providing 100% Base Salary replacement coverage), business travel accident and accidental death and dismemberment insurance coverage.

         (e) 401(K) PLAN. The Executive shall be entitled to participate in the Company's 401(k) Plan in accordance with the terms and conditions of such plan.

         (f) OTHER BENEFITS. The Company shall make available to the Executive any and all other employee or fringe benefits (in accordance with their terms and conditions) which the Company may generally make available to its other executive employees.

    7. AUTOMOBILE ALLOWANCE. During the Term, the Company shall reimburse the Executive for expenses, such as automobile lease or loan payments, in an amount up to $1200 per month, plus such amount(s) as may be required to reimburse the Executive for expenses such as registration, insurance, repairs, maintenance, license fees,


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parking, gasoline and oil incurred by the Executive incident to his use of an automobile in connection with his duties hereunder.

    8. REIMBURSEMENT OF EXPENSES. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel (at business class level), entertainment and other business expenses actually incurred or paid by the Executive in the performance of his duties hereunder upon presentation of expense statements and/or such other supporting information as the Company may reasonably require of the Executive.

    9. VACATIONS. The Executive shall be entitled to no less than four weeks of paid vacation during each full calendar year of the Term (and a pro rata portion thereof for any portion of the Term that is less than a full calendar year); provided that no single vacation may exceed two consecutive weeks in duration. Unused vacation may be carried over to successive years.

    10. TERMINATION. The employment hereunder of the Executive may be terminated prior to the expiration of the Term in the manner described in this
Section 10.

         (a) TERMINATION BY THE COMPANY FOR GOOD CAUSE. The Company shall have the right to terminate the employment of the Executive for Good Cause (as such term is defined herein) by written notice to the Executive specifying the particulars of the circumstances forming the basis for such Good Cause.

         (b) TERMINATION UPON DEATH. The employment of the Executive hereunder shall terminate immediately upon his death.

         (c) VOLUNTARY RESIGNATION BY THE EXECUTIVE. The Executive shall have the right to voluntarily resign his employment hereunder for other than Good Reason (as such term is defined herein) by written notice to the Company.

         (d) TERMINATION BY THE COMPANY WITHOUT GOOD CAUSE. The Company shall have the right to terminate the Executive's employment hereunder without Good Cause by written notice to the Executive.

         (e) RESIGNATION BY THE EXECUTIVE FOR GOOD REASON. The Executive shall have the right to terminate his employment for Good Reason by written notice to the Company specifying the particulars of the circumstances forming the basis for such Good Reason.

         (f) TERMINATION DATE. The "Termination Date" is the date as of which the Executive's employment with the Company terminates. Any notice of termination given pursuant to the provisions of this Agreement shall specify the Termination Date.


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         (g)  CERTAIN DEFINITIONS.  For purposes of this Agreement, the following terms shall have the following meanings:

              (i) "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government (or political subdivision or agency thereof).

              (ii) "Change of Control" with respect to the Company, means the occurrence of any of the following, other than in connection with the initial public offering of the Common Stock,(A) the acquisition directly or indirectly (in one or more related transactions) by any Person (other than the Executive), or two or more Persons (other than the Executive) acting as a group, of beneficial ownership (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 20% of the outstanding capital stock of the Company entitled to vote for the election of directors ("Voting Shares");(B) the merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Shares of the Company immediately before the merger hold less than 80% of the Voting Shares of the surviving or resulting corporation;(C) the sale of all or substantially all of the assets of the Company;(D) the Company or any of its shareholders enters into any agreement providing for any of the foregoing and the transaction contemplated thereby is ultimately consummated; or (E) individuals who as of the date of this Agreement constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of a majority of the directors then still in office who were directors as of the date of this Agreement.

              (iii)     "Good Cause" shall exist if, and only if, the Executive
(A) wilfully or repeatedly fails in any material respect to perform his obligations hereunder as provided herein, provided that such Good Cause shall not exist unless the Company shall first have provided the Executive with written notice specifying in reasonable detail the factors constituting such material failure and such material failure shall not have been cured by the Executive within 30 days after such notice or such longer period as may reasonably be necessary to accomplish the cure; or (B) has been convicted of a crime which constitutes a felony under applicable law or has entered a plea of guilty or nolo contendere with respect thereto.

               (iv) "Good Reason" means the occurrence of any of the following events:

                   (A) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's then position (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or any other action or actions by the Company which when taken as a whole results in a significant


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diminution in the Executive's position, authority, duties or responsibilities, excluding for this purpose any isolated, immaterial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                   (B) a material breach by the Company of one or more provisions of this Agreement, provided that such Good Reason shall not exist unless the Executive shall first have provided the Company with written notice specifying in reasonable detail the factors constituting such material breach and such material breach shall not have been cured by the Company within 30 days after such notice or such longer period as may reasonably be necessary to accomplish the cure;

                   (C) the Company requiring the Executive to be based at any location other than within 50 miles of the Company's current executive office location, except for requirements of temporary travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations existing immediately prior to the date of this Agreement;

                   (D) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; and

                   (E) a Change of Control of the Company, provided that the Termination Date occurs no later than six months following such Change of Control.

    11. OBLIGATIONS OF COMPANY ON TERMINATION. Notwithstanding anything in this Agreement to the contrary, the Company's obligations on termination of the Executive's employment shall be as described in this Section 11.

         (a) OBLIGATIONS OF THE COMPANY IN THE CASE OF TERMINATION WITHOUT GOOD CAUSE OR RESIGNATION BY THE EXECUTIVE FOR GOOD REASON. In the event that prior to the expiration of the Term, the Company terminates the Executive's employment, pursuant to Section 10(d), without Good Cause, or the Executive resigns, pursuant to Section 10(e), for Good Reason, the Company shall provide the Executive with the following:

              (i) AMOUNT OF SEVERANCE PAYMENT. Except as provided in Section 11(b) below, within 30 days following the Termination Date, the Company shall pay the Executive a single lump sum cash payment (the "Severance Payment") equal to the sum of the following:

                   (A)the Base Salary otherwise payable to the Executive for the then remaining duration of the Term; and


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                   (B)any Base Salary, Stock Appreciation Bonuses, Bonus Plan
bonuses, vacation and unreimbursed expenses accrued but unpaid as of the Termination Date.

              (ii) EXECUTIVE BONUS PLAN. For the otherwise remaining duration of the Term, the Executive shall continue to participate in the Company's Executive Bonus Plan and shall receive payment of bonuses thereunder, in accordance with the terms of such plan, as though the Executive's employment under this Agreement had not terminated.

              (iii) STOCK APPRECIATION BONUSES. Within 30 days following each Renewal Date occurring during the otherwise remaining duration of the Term, the Executive shall receive payment of the Stock Appreciation Bonus to which he would have been entitled under Section 5(b) of this Agreement had his employment hereunder not terminated.

              (iv) MEDICAL AND HEALTH INSURANCE. The Company shall, at its sole expense, provide the Executive (and his dependents) with coverage under (and in accordance with the terms and conditions of) the Company's medical and health insurance plans, as in effect from time to time, for the otherwise remaining duration of the Term; provided that to the extent such coverage may be unavailable under such medical and health insurance plans due to restrictions imposed by the insurer(s) under such plans, the Company shall take such action as may be required to provide equivalent benefits from other sources.

              (v) LIFE INSURANCE. For the otherwise remaining duration of the Term, the Company shall continue to reimburse the Executive for the cost of any term life insurance on his life, to the extent provided in Section 6(c) of this Agreement, as though his employment hereunder had not terminated.

              (vi) OUTPLACEMENT SERVICES. During the twelve-month period commencing on the Termination Date, the Company shall provide to the Executive, at the Company's expense, executive outplacement services (commensurate with such services customarily utilized by similarly situated persons of the Executive's title or position).

         (b) OBLIGATIONS OF THE COMPANY IN THE CASE OF TERMINATION OF EXECUTIVE'S EMPLOYMENT FOLLOWING A CHANGE IN CONTROL. The Executive may resign his employment hereunder prior to the expiration of the Term within six months following a Change in Control of the Company. In the event of such a resignation or in the event that at any time during the Term and following a Change of Control, the Company terminates the Executive's employment without Good Cause, in lieu of the Severance Payment to which the Executive is entitled under Section 11(a)(i) above, the Company shall pay the Executive as follows:


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              (i)  CHANGE OF CONTROL SEVERANCE PAYMENT.  The Company shall pay the Executive a single lump sum cash payment equal to three times the Executive's "Average Compensation" (as such term is defined herein), PLUS any Base Salary, Stock Appreciation Bonuses, Bonus Plan bonuses, vacation and unreimbursed expenses accrued but unpaid as of the Termination Date (collectively, the "Change of Control Payment"). For purposes hereof, the Executive's "Average Compensation" shall equal the aggregate amount of Base Salary and Stock Appreciation Bonuses and Bonus Plan bonuses paid to the Executive for the two calendar years immediately preceding the Termination Date, divided by two.

              (ii) AMOUNT OF GROSS-UP PAYMENT. In the event that the aggregate amount of all payments to be received by the Executive on account of salary, bonuses, stock options and any and all other compensation would constitute an "excess parachute payment" under section 280G of the Internal Revenue Code and applicable regulations as then in effect (the "Code"), then the Company shall pay to the Executive an additional amount equal to the amount of any and all excise taxes and additional income taxes to which the Executive will be subject under the Code on account of such "excess parachute payment" (the "Gross-Up Payment").

              (iii) MANNER IN WHICH PAYMENT IS TO BE MADE. The Change of Control Severance Payment and any Gross-Up Payment shall be payable to the Executive within 30 days after the Termination Date.

              (iv) OTHER BENEFITS. Nothing in this Section 11(b) shall affect the Executive's rights with respect to payments and benefits to which he is entitled under Sections 11(a)(ii) through (vi) above.

         (c) OBLIGATIONS OF THE COMPANY IN CASE OF TERMINATION FOR DEATH, VOLUNTARY RESIGNATION OR GOOD CAUSE. Upon termination of the Executive's employment upon death (pursuant to Section 10(b)), as a result of the voluntary resignation of the Executive (pursuant to Section 10(c)) or for Good Cause (pursuant to Section 10(a)), the Company shall have no payment or other obligations hereunder to the Executive, except for the payment of any Base Salary, Stock Appreciation Bonuses, Bonus Plan bonuses, benefits or unreimbursed expenses accrued but unpaid as of the date of such termination.

    12. SEVERABILITY. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each other provision hereof shall be enforceable and valid to the fullest extent permitted by law.


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    13.  SUCCESSORS AND ASSIGNS.

         (a) This Agreement and all rights under this Agreement are personal to the Executive and shall not be assignable other than by will or the laws of descent. All of the Executive's rights under the Agreement shall inure to the benefit of his heirs, personal representatives, designees or other legal representatives, as the case may be.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Any Person succeeding to the business of the Company by merger, purchase, consolidation or otherwise shall assume by contract or operation of law the obligations of the Company under this Agreement.

    14. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws rules thereof.

    15. NOTICES. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or one business day after the date of delivery by Federal Express or other reputable overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this Section 15: (a) if to the Company, to 125 E. Bethpage Road, Plainview, New York 11803, and (b) if to the Executive, to 45 Wildwood Drive, Laurel Hollow, New York 11791.

    16. WITHHOLDING. All payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with applicable law and the Company's policies applicable to executive employees of the Company.

    17. COMPLETE UNDERSTANDING. Except as expressly provided below, this Agreement supersedes any prior contracts, understandings, discussions and agreements relating to employment between the Executive and the Company, including but not limited to that certain Employment Agreement between the Executive and the Company dated as of January 2, 1992, and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.





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    18.  MODIFICATION; WAIVER.

         (a) This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.


         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

    19. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

    20. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

    IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement, and the Executive has manually signed his name hereto, all as of the day and year first above written.



                                       TOYMAX INC.



-------------------------              By:
Witness                                   ---------------------------




-------------------------              ------------------------------
Witness                                Steven A. Lebensfeld




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